SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2012

WALGREEN CO.

(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the Annual Meeting of Shareholders of Walgreen Co. (the “Company”) held on January 11, 2012, shareholders approved the Walgreen Co. 2011 Cash-Based Incentive Plan (the “Plan”). The Company’s Board of Directors approved the Plan on July 13, 2011, subject to shareholder approval. The Plan is intended to optimize the Company’s tax deduction for performance-based cash incentive payments. Under Internal Revenue Code rules, compensation payable to certain senior executives in excess of $1 million is not deductible by the Company unless the compensation satisfies certain requirements set forth in IRS regulations. The Plan is intended to comply with those IRS requirements and allow performance-based cash incentive plan payments by the Company pursuant to the Plan to qualify for the exemption. A more detailed description of the Plan was set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on November 18, 2011 under the heading “Proposal 3 – Approval of the Walgreen Co. 2011 Cash-Based Incentive Plan” and is incorporated herein by reference. The foregoing description of the Plan is not intended to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Shareholders on January 11, 2012.

(b) Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting:

Proposal No. 1: The shareholders voted for election of the following directors to serve on the Board of Directors until the next Annual Meeting of Shareholders or until their successors are elected and qualified:

	Votes For	Votes Against	Abstentions
David J. Brailer	557,920,846	8,935,836	1,967,434
Steven A. Davis	560,098,223	6,627,694	2,098,199
William C. Foote	513,353,360	53,444,150	2,026,606
Mark P. Frissora	527,569,433	39,087,875	2,166,808
Ginger L. Graham	547,583,375	19,372,509	1,868,232
Alan G. McNally	556,706,291	10,215,895	1,901,930
Nancy M. Schlichting	518,773,013	48,195,155	1,855,948
David Y. Schwartz	552,100,278	14,848,012	1,875,826
Alejandro Silva	526,289,447	40,363,520	2,171,149
James A. Skinner	510,153,459	56,981,179	1,689,478
Gregory D. Wasson	557,110,940	9,601,680	2,111,496

There were 149,599,434 broker non-votes on this proposal.

Proposal No. 2: The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was approved by a vote of 696,322,761 for, 19,811,029 against and 2,289,760 abstentions.

Proposal No. 3: The proposal to approve the Walgreen Co. 2011 Cash-Based Incentive Plan was approved by a vote of 534,176,534 for, 30,000,010 against and 4,647,572 abstentions. There were 149,599,434 broker non-votes on this proposal.

Proposal No. 4: The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved by a vote of 531,388,535 for, 30,486,692 against and 6,948,889 abstentions. There were 149,599,434 broker non-votes on this proposal.

Proposal No. 5: The proposal for shareholders to vote, on an advisory basis, on the frequency of future advisory votes on named executive officer compensation received the following votes: 1 year: 504,685,696; 2 years, 4,051,844; 3 years, 56,305,572; and 3,781,004 abstentions. There were 149,599,434 broker non-votes on this proposal.

Proposal No. 6: The shareholder proposal regarding an executive equity retention policy was not approved. There were 202,526,968 votes for, 359,631,324 votes against, and 6,665,824 abstentions. There were 149,599,434 broker non-votes on this proposal.

(d) Following the shareholder vote on Proposal No. 5 described in Item 5.07(b) above, the Board of Directors determined that shareholder advisory votes regarding the compensation of the Company’s named executive officers (“say-on-pay” votes) will be held each year at the Company’s Annual Meeting of Shareholders until the next advisory vote of shareholders is held regarding the frequency of shareholder say-on-pay votes.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Walgreen Co. 2011 Cash-Based Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: January 17, 2012	By:	/s/ Thomas J. Sabatino, Jr.
	Title:	Executive Vice President, General Counsel and Corporate Secretary